Exhibit 10.46

Amendment #1
Cooperative Research and Development Agreement #11-1-00006
“Clinical Development of Exelixis Inc.’s Proprietary Cabozantinib (XL184), a MET and
Vascular Endothelial Growth Factor Receptor 2 (VEGFR2)/Kinase Insert Domain
Receptor (KDR) inhibitor, as an Anti-Cancer Agent”

The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA). These changes are reflected below, and except for these changes, all other provisions of the original CRADA remain in full force and effect. Two originals of this amendment are provided for execution; one is to remain with the National Cancer Institute and the other is to remain with the Collaborator.
The aforementioned CRADA shall be amended as follows:

1.	Article 2, Definitions, “Test Article” is hereby amended as follows where underlining denotes addition:
"Test Article" means, in accordance with 21 C.F.R. § 50.3(j), any drug (including a biological product), medical device, food additive, color additive, electronic product, or any other article subject to regulation under the Federal Food, Drug, and Cosmetic Act that is intended for administration to humans or animals, including a drug or biologic as identified in the Research Plan, that is used within the scope of the Research Plan. The Test Article may also be referred to as Investigational Agent, Study Material, or Study Product. For this Agreement, Test Article, Investigational Agent, Study Material or Study Product means XL184 (cabozantinib) provided by or on behalf of Collaborator. For purpose of this CRADA, Investigational Agent shall also include pharmacokinetic and pharmacodynamics kits (Kits), and related support services, provided by or on behalf of the Collaborator.

2.	Article 3.8, Investigational Agent Information and Supply is hereby amended as follows where underlining denotes addition:

3.8.8 Collaborator, or its vendor, will provide Kits directly to the sites in support of the Protocols. The Protocol will contain specific information on the use of the Kits.

SIGNATURES BEGIN ON NEXT PAGE

ACCEPTED AND AGREED TO:

For the National Cancer Institute

/s/ JAMES H. DOROSHOW, M.D.	3/20/2013
James H. Doroshow, M.D. Deputy Director, NCI	Date

For Collaborator:
Exelixis Inc.

/s/ GISELA M. SCHWAB, M.D.	4/16/2013
EVP and CMO	Date